Exhibit 10.45

OTROSÍ AL CONTRATO DE TRABAJO	ADDENDUM TO THE EMPLOYMENT AGREEMENT

Entre los suscritos, ANDRÉS FAJARDO LUNA, mayor de edad, identificado con la Cédula de Ciudadanía No. , actuando en calidad de representante legal de ECOMEDICS S.A.S., quien para los efectos de este acuerdo se denominará el “EL EMPLEADOR”, por una parte; y, por la otra, JULIÁN DAVID WILCHES GUZMÁN, mayor de edad, identificado con la Cédula de Ciudadanía No. , quien en adelante y para los efectos de este acuerdo se denominará el “EL TRABAJADOR”, en nuestra calidad de partes del Contrato de Trabajo, en adelante las “Partes”, hemos convenido celebrar el presente Otrosí al contrato en mención, previas las siguientes:	Between the undersigned, ANDRÉS FAJARDO LUNA, of legal age, identified with ID card no. , acting as Legal Representative of ECOMEDICS S.A.S., which with purposes of this agreement will be referred to as “THE EMPLOYER”; on one part; and, on the other, JULIÁN DAVID WILCHES GUZMÁN, of legal age, identified with ID card no. , who with purposes of this agreement will be referred to as the “THE EMPLOYEE”, acting as parties of the Employment Agreement, hereinafter referred to as the “Parties”, we have agreed to execute this Addendum to the Employment Agreement, prior the following:

I. CONSIDERACIONES	I. CONSIDERATIONS

1.	El día 12 de enero de 2018, las Partes suscribieron un Contrato de Trabajo a término indefinido, en virtud del cual EL TRABAJADOR desempeña el cargo de Gerente de Relaciones Corporativas (el “Contrato de Trabajo”).	1.	On January 12th, 2018, the Parties executed an indefinite-term employment agreement, in virtue of which THE EMPLOYEE occupies the position of Chief Regulatory Officer (the “Employment Agreement”).

2.	Como contraprestación por sus servicios, EL TRABAJADOR devenga un salario fijo bruto mensual de COP$30,000,000, bajo la modalidad de salario integral.	2.	For the provision of his services, THE EMPLOYEE receives a gross fixed monthly salary of COP$30,000,000, as integral salary.

3.	Las Partes han acordado, por encontrarlo mutuamente conveniente, modificar algunas condiciones laborales de EL TRABAJADOR.	3.	The Parties have agreed, as both deem it convenient, to modify certain employment conditions of THE EMPLOYEE.

En aras de formalizar y regularizar esta modificación, las Partes han decidido suscribir el presente Otrosí, el cual se regirá por las siguientes:	To formalize and regulate this modification, the Parties have decided to execute this Addendum, which will be governed by the following:

IL CLÁUSULAS	II. CLAUSES

PRIMERA:	FIRST:

1.1. Las Partes han convenido, de manera libre y voluntaria, que a partir del día 31 de octubre de 2019, EL TRABAJADOR desempeñará las funciones propias del cargo de Director para Latinoamérica de asuntos regulatorios y partes interesadas, y ejecutará las labores similares, conexas, o complementarias del mencionado cargo, de conformidad con las órdenes e instrucciones que para tal fin le impartan el EMPLEADOR o sus representantes.	1.1. The Parties have agreed, freely and voluntarily, that as from October 31st, 2019, THE EMPLOYEE will perform the duties of Head of Latin American regulatory and stakeholder management, and will perform the tasks which are similar, connected, related or complementary to the aforementioned position, in accordance with the orders and instructions provided by THE EMPLOYER or its representatives.

1.2. El TRABAJADOR se obliga a no prestar directa o indirectamente servicios laborales a otros empleadores ni a trabajar por cuenta propia en el mismo oficio durante la vigencia del Contrato de Trabajo.	1.2. THE EMPLOYEE undertakes not to render directly or indirectly services to other employers or be self-employed in the same, similar or related activity during the term of the Employment Agreement.

1.3. EL TRABAJADOR reconoce y acepta que, por comisión o delegación de funciones, adernás de prestar sus servicios directamente para EL EMPLEADOR, podrá Ilegar a prestar servicios en favor de afiliados o terceros, dentro o fuera del territorio colombiano, de conformidad con el entendimiento o acuerdo de EL EMPLEADOR, sin que ello implique la existencia de una relación laboral adicional o distinta a la regulada por el Contrato o sin que esto implique coexistencia de contratos.	1.3. THE EMPLOYEE acknowledges and agrees that by commission or delegation of duties, in addition to providing services directly to THE EMPLOYER, he may be asked to provide services to affiliates or third parties, within and without Colombian territory, pursuant to the understanding or agreement of THE EMPLOYER, without implying the existence of an employment relationship further or different from the scope of the Employment Agreement or without implying coexistence of contracts.

SEGUNDA: Las Partes, de manera libre, expresa, consciente y voluntaria, han decidido modificar la Cláusula 2 del Contrato de Trabajo, asi:	SECOND: The Parties, freely, expressly, consciously and voluntarily, have decided to modify Clause 2 of the Employment Agreement, as follows:

2.1. EL EMPLEADOR pagará a EL TRABAJADOR por la prestación de sus servicios, la suma fija bruta mensual de COP $65,000,000, como salario integral, suma que se pagará por mes vencido.	2.1. THE EMPLOYER shall pay THE EMPLOYEE the fixed gross monthly amount of COP $65,000,000, as integral salary, which shall be paid every month in arrears.

2.2. El salario integral fijo pactado, además de retribuir el trabajo ordinario, incluye los pagos correspondientes a días de descanso y festivos, así como el factor prestacional que no es inferior al 30% del salario y compensa de antemano las cesantías, intereses a las cesantías, la prima de servicios, y las demás prestaciones sociales, el valor del trabajo y del descanso dominical y festivo los recargos por trabajo suplementario diurno y nocturno, beneficios extralegales, los viáticos, la incidencia salarial del pago de viáticos y, en general, todos los conceptos que conforme a la ley o que por concesión extralegal recibiría EL TRABAJADOR si no tuviere salario integral. EL EMPLEADOR no reconocerá ningún pago o beneficio constitutivo de salario, cualquiera que sea, adicional al pago de este salario integral, a excepción de las vacaciones.	2.2. The agreed fixed integral salary pays amounts for weekends and paid holidays for the respective month of service, in addition to the benefit factor, which is not inferior to the 30% of the salary and includes the unemployment saving aid, interests on the unemployment saving aid, legal service bonus, and all other fringe benefits, all surcharges and benefits, work or leaves on Sundays and Holidays, all extralegal bonuses of any type and nature, travel allowances, the impact of the travelling allowances in the salary and in general, all payments that under the law or extralegal concessions THE EMPLOYEE would receive as if he/she had no integral salary, so that there will be no payment or benefit whatsoever deemed as salary to pay in addition to this salary, except for vacations.

2.3. De acuerdo con la normatividad laboral vigente, las cotizaciones al Sistema Integral de Seguridad Social se efectuarán con base en el 70% del valor total del salario integral. Cualquier variación legal a lo aquí estipulado será de aplicación inmediata a este contrato.	2.3. In accordance with current employment regulations, contributions to social security shall be made based on seventy percent (70%) of the total amount of the integral salary. Any legal variation to the herein stipulated shall immediately apply to this contract.

2.4. Las Partes de común acuerdo convienen que cualquier pago de naturaleza salarial que reciba EL TRABAJADOR en ejecución del presente Contrato de Trabajo, se entiende que es realizado bajo la modalidad de salario integral, razón por la cual en su monto se encuentra incluido el factor prestacional, el cual no es inferior al 30% del salario.	2.4. The Parties agree that any salary payment of any nature that THE EMPLOYEE receives in the performance of this Employment Agreement, is understood to be under the modality of integral salary, and that this amount includes the fringe benefit factor, which is not less than 30% of the salary.

2.5. Se hace constar expresamente que el salario integral pactado en el presente Contrato ha sido determinado teniendo en cuenta todas las obligaciones en cabeza de EL TRABAJADOR y, en consecuencia, éste no tendrá derecho a ninguna remuneración, compensación e indemnización adicional, bajo ningún concepto distinto del salario pactado.	2.5. The integral salary agreed in this Agreement has been determined considering all THE EMPLOYEE's obligations and, in consequence, he/she will not be entitled to receive additional remuneration, compensation or severance, under a concept different from the agreed salary.

2.6. Las Partes acuerdan expresamente que en los casos en que EL EMPLEADOR reconozca a EL TRABAJADOR beneficios diferentes al salario, por concepto de alimentación, habitación, vivienda, transporte, vestuario u otros beneficios tales como primas y bonificaciones de naturaleza extralegal, se considerarán tales beneficios o reconocimientos como no salariales y, por lo tanto, no se tendrán en cuenta como factor salarial para ningún efecto legal por el acuerdo expreso al que han Ilegado, de conformidad con lo previsto en el artículo 15 de la Ley 50 de 1990, que subrogó el artículo 128 del Código Sustantivo del Trabajo, en concordancia con lo previsto en el artículo 17 de la Ley 344 de 1996.	2.6. The Parties expressly agree that in the events in which THE EMPLOYER recognizes THE EMPLOYEE benefits different from the salary, as meal, lodging, transportation, clothing, insurance, affiliation to collective policies, or other benefits as awards, premiums, and extra-legal nature bonuses, they will be recognized as non-salary payments, and, in consequence, they will not be considered as salary factor for any legal effect, due to their express agreement, in accordance with article 15 of Law 50 of 1990, which subrogated article 128 of the Labor Code, in accordance with article 17 of Law 344 of 1996.

2.7. En adición al salario fijo integral que recibe EL TRABAJADOR, EL EMPLEADOR reconocerá a EL TRABAJADOR los siguientes beneficios, los cuales las Partes expresamente convienen que no serán constitutivos de salario para ningún efecto, por el acuerdo expreso al que han Ilegado, de conformidad con lo previsto en el artículo 15 de la Ley 50 de 1990, que subrogó el artículo 128 del Código Sustantivo del Trabajo, en concordancia con lo previsto en el articulo 17 de la Ley 344 de 1996:	2.7. In addition to the fixed integral salary received by THE EMPLOYEE, THE EMPLOYER will recognize THE EMPLOYEE the following benefits which the Parties expressly agree that will not be salary for any effect, due to their express agreement, in accordance with article 15 of Law 50 of 1990, which subrogated article 128 of the Labor Code, in accordance with article 17 of Law 344 of 1996:

a.	Bonificación anual: A partir del día 01 de enero del año 2020, EL TRABAJADOR será elegible para recibir una bonificación anual no salarial de hasta el 25% de su salario anual en caso de cumplirse las metas corporativas definidas (para EL EMPLEADOR y sus afiliadas) por la Junta Directiva de EL EMPLEADOR. Los términos y condiciones de causación, reconocimiento y pago de esta bonificación serán determinados por EL EMPLEADOR a través de los lineamientos que establezca para un año determinado.	a.	Annual bonus: As from January 1st, 2020, in addition to his monthly integral salary, THE EMPLOYEE will be eligible to receive an annual bonus of a non-salary nature up to 25% of THE EMPLOYEE’s annual salary, if corporate performance targets (of THE EMPLOYER and its affiliate group) as determined by THE EMPLOYER’s Board of Directors have been accomplished. The terms and conditions for the accrual, recognition and payment of this bonus will be determined by THE EMPLOYER through the guidelines set for a given year.

	Las Partes reiteran que. para la causación y pago de este beneficio, EL TRABAJADOR deberá estar vinculado con EL EMPLEADOR a la fecha efectiva del pago.		Parties reiterate that for the recognition and payment of this bonus, THE EMPLOYEE must be employed by THE EMPLOYER on the effective date of payment.

b.	Plan de Opciones de Acciones: EL TRABAJADOR será elegible para participar en el Plan de Opciones de Acciones de EL EMPLEADOR. Las condiciones de causación y reconocimiento de este beneficio estarán sujetos al Plan correspondiente establecido por EL EMPLEADOR. La participación de EL TRABAJADOR en el Plan estará sujeta a la discrecionalidad de EL EMPLEADOR.	b.	Stock Options Plan: THE EMPLOYEE will be eligible to participate in the Stock Options Plan of THE EMPLOYER. The accrual and recognition conditions of this benefit will be subject to the corresponding Plan established by THE EMPLOYER THE EMPLOYEE's participation in the Plan will be subject to THE EMPLOYER's discretion.

c.	Gastos por Seguridad: EL EMPLEADOR continuará reconociendo a EL TRABAJADOR los gastos razonables en que EL TRABAJADOR tenga que incurrir por concepto de contratación de servicios de seguridad personal y familiar, siempre que dichos gastos hayan sido debidamente aprobados por la Junta Directiva de EL EMPLEADOR.	c.	Security Expenses: THE EMPLOYER will continue recognizing THE EMPLOYEE the reasonable expenses in which THE EMPLOYEE shall incur to hire personal and family security services, as long as such expenses are dully approved by the Board of Directors of THE EMPLOYER.

2.8. En consideración a que los beneficios enunciados en la disposición anterior de la presente cláusula los reconoce EL EMPLEADOR a su discreción y por mera liberalidad, las Partes acuerdan que tales beneficios extralegales pueden ser modificados, suspendidos o cancelados unilateralmente por EL EMPLEADOR en cualquier momento y sin que ello pueda considerarse como una desmejora de las condiciones laborales.	2.8. Considering that the benefits set forth in the provision above may be granted by THE EMPLOYER at its discretion, the Parties agree that such extra-legal benefits may be varied, suspended or withdrawn unilaterally by THE EMPLOYER at any time and at its sole discretion, without this being considered as a deterioration of THE EMPLOYEE's employment conditions.

2.9. EL TRABAJADOR autoriza expresamente a EL EMPLEADOR, en concordancia con las leyes laborales vigentes, pare descontar del salario las sumas que, por concepto de préstamos, deudas y demás valores llegue a deberle aquel a éste, de acuerdo con las reglas que se fijen para tal efecto. También queda autorizado EL EMPLEADOR para descontar los conceptos antes mencionados de la liquidación final del contrato de trabajo al momento de la terminación.	2.9. THE EMPLOYEE expressly authorizes THE EMPLOYER, in accordance with current employment legislation, to discount from his/her salary, the amounts on loans, debts and other values that he/she comes to owe to THE EMPLOYER, according to the rules that are set for this effect. THE EMPLOYER is also authorized to discount the concepts mentioned above, in the final liquidation of employment accruals at the time of termination.

TERCERA. Las Partes dejan constancia que este acuerdo se celebra de buena fe y es fruto de su libre decisión.	THIRD. The Parties hereby state that this agreement was executed in good faith and is a result of their own free will.

CUARTA. El presente Otrosí, que hace parte integral del Contrato de Trabajo, produce efectos a partir del 31 de octubre de 2019, y deja sin efecto todo acuerdo anterior que le sea contrario. Excepto lo modificado en el presente Otrosí, los términos y condiciones pactadas en el Contrato de Trabajo suscrito por las Partes seguirán vigentes.	FOURTH. This Addendum makes integral part of the Employment Agreement and has effect as from October 31st, 2019 and leaves without effect any other agreement which opposes to it. Except as modified by this Addendum, the terms and conditions of the Employment Agreement remain in full force and effect.

QUINTA. En caso de conflicto la versión en español de este Contrato prevalecerá.	FIFTH. In case of conflict, the Spanish version of this Agreement shall prevail.

EL EMPLEADOR / THE EMPLOYER,
/s/ Andres Fajardo Luna
ANDRES FAJÁRDO LUNA
Cédula de Ciudadanía No.
Representante Legal

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